Exhibit 10.63

                        Employment Agreement between
                     Domenic N. Golato ("Executive") and
                          IGI, Inc, ("Corporation")

1. Position: Executive is to serve as Senior Vice President and Chief Financial Officer of Corporation.

2. Term: The term of the employment under this Agreement is for a period ending June 30, 2001, unless sooner terminated in accordance with the provisions hereof. The term of employment under this Agreement shall, on each June 30 beginning June 30, 2001, be automatically extended for an additional year unless either party gives written notice to the other, by no later than the preceeding April 30. If neither party gives notice of non-concurrence in such extension, the term will automatically extend for one additional year.

3. Base Sa1ary: Executive's Initial base salary will be $168,600.00 per year, with review for possible merit increases, not less than annually, and with no reduction permitted. Executive will also be entitled to participate in the Senior Management Incentive Compensation Plan as established by the Board of Directors. Executive will also receive an automobile allowance of $7,200 per year payable in equal monthly installments.

4. Group/Executive Benefits: Executive and his family may participate on terms no less favorable to Executive than the terms provided to other senior executives of the Corporation, (with all waiting periods waived) in any group and/or executive life, hospitalization or disability insurance plan, health program, pension, profit sharing, ESOP, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits of the Corporation, including three weeks of vacation annually, and a monthly vehicle allowance.

      The company will pay all healthcare premiums for the Executive and his immediate family.

5. Equity Based Incentive Compensation: It will be recommended to the Board of Directors that you be granted options to purchase 60,000 shares of the company's stock at the closing price on the date of the grant. Any equity-based awards will fully vest upon a Change of Control (as defined below).

6.    Termination: Employment under the agreement may be terminated:

            (a)   By Executive's death or disability.

            (b) By the Corporation, upon written notice to Executive if for Cause (as described in paragraph 9, below), or by giving at least l5 days' written notice to Executive if not for Cause.

7. Cause for Termination by the Corporation: "Cause" for the Corporation to terminate Executive's employment shall mean:

            (a) Executive's commission of an act materially and demonstrably detrimental to the interests (including the goodwill) of the Corporation or any of its subsidiaries, including violation of any statutory or regulatory requirements applicable to the business of the Corporation or any of its subsidiaries, which act constitutes willful misconduct by Executive in the performance of his material duties to the Corporation or any of its subsidiaries, or

            (b) Executive's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of Executive at the expense of the Corporation or any of its subsidiaries, or

            (c) Executive's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability.

      No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Corporation.

8. Change of Control: A "Change of Control" will be deemed to have occurred if:

            (a) Any "person" (as defined in Section 13(d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for the purpose the Corporation or any subsidiary of the Corporation, or any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any person or entity organized, appointed or established by the Corporation for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Corporation, is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing thirty-five percent (35%) or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation; provided further that no Change of Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 35% or more but then promptly reduces that ownership interest below 35%;

            (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Corporation and no new director(s) (except for a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described elsewhere in this paragraph 10) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof; or

            (c) The shareholders of the Corporation approve a plan of complete liquidation of the Corporation, an agreement for the sale of disposition of the Corporation or all or substantially all of the Corporation's assets, or a plan of merger or consolidation of the Corporation with any other corporation, except for a merger or consolidation in which the security owner of the Corporation immediately prior to the merger or consolidation continue to own at least sixty-five (65%) of the voting securities of the new (or continued) entity immediately after such merger or consolidation.

9.    Benefits Upon Termination of Employment;

            (a) If Executive's employment is terminated by death, disability, discharged by the Corporation for Cause, or resignation by Executive, executive will be entitled to receive his base salary through the date of termination, any bonus or incentive or deferred compensation accrued as of the date of termination, and all other benefits which have accrued as of the date of termination.

            (b) If Executive's employment is terminated by death or disability, Executive will be entitled to receive, in addition to the compensation and benefits described in paragraph (a), above, the following benefits:

                  (i) Immediate full vesting of all of Executive's otherwise unvested options to purchase shares of the Corporation, which options will be exercisable for a period of at least 2 years after the date of termination of employment, and

                  (ii) Immediate vesting of all other equity or incentive compensation awards to Executive, which are not otherwise vested.

            (c) If executive's employment is terminated by the corporation other than for cause or disability, Executive will be entitled to receive, in addition to the compensation and benefits listed in (a) and (b) above, the following severance benefits:

                  (i) Payment in a lump sum of an amount equal to executives twelve months salary as in effect prior to termination

                  (ii) Continuation for a period of twelve months after the date of termination of benefits and perquisites equal to those that would have been provided had employment continued, including auto allowance

                  (iii) Outplacement services at the expense of the
                        Corporation from a provider reasonable selected by Executive.

10. Indemnification: To the full extent permitted by law, the Corporation will indemnify Executive (including the advancement of expenses) for any judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of the Corporation or any of its subsidiaries. The Corporation will maintain reasonable director and officer liability insurance coverage for all acts or omissions of Executive during his employment with the Corporation.

11. Binding of Successors: The Corporation will be required to have any successor to all or substantially all of its business and/or assets expressly assume and agree to perform Executive's employment agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

______________________                 8/31/00
IGI, Inc.                              Date

/s/ Domenic A. Golato                  8/31/00
Executive                              Date